                                                                      Exhibit 12

                             SOUTHWEST AIRLINES CO.

               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                ($ in millions)


                                                                       Year Ended December 31,
                                                                       -----------------------
                                                       1994       1993        1992        1991       1990
                                                       ----       ----        ----        ----       ----
Earnings
 Income before income taxes
 and cumulative effect of
 accounting changes                                    $299.5     $259.6      $157.4      $ 53.9     $ 80.4
 Add: Fixed charges                                     119.7      114.3       101.0        75.1       50.6
 Less: Interest capitalized                              26.3       17.8        15.4        15.3       13.7
                                                       ------     ------      ------      ------     ------
 Total                                                 $392.9     $356.1      $243.0      $113.7     $117.3
                                                       ======     ======      ======      ======     ======
Fixed charges
 Interest expense                                      $ 27.1     $ 40.7      $ 43.7      $ 28.8     $ 18.3
 Add: Interest capitalized                               26.3       17.8        15.4        15.3       13.7
                                                       ------     ------      ------      ------     ------
 Gross interest expense                                  53.4       58.5        59.1        44.1       32.0
 Add: Interest factor of
 operating lease expense                                 66.3       55.8        41.9        31.0       18.6
                                                       ------     ------      ------      ------     ------
 Total                                                 $119.7     $114.3      $101.0      $ 75.1     $ 50.6
                                                       ======     ======      ======      ======     ======
Ratio of earnings to fixed charges                       3.28       3.12        2.41        1.51       2.32
                                                       ======     ======      ======      ======     ======